Exhibit 99.1

Consolidated Financial Statements and Report of
Independent Certified Public Accountants

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES

December 31, 2017

ONSTREAM HOLDINGS INC.
TABLE OF CONTENTS

Page
Report of Independent Certified Public Accountants	1 - 2

Consolidated Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Operations and Comprehensive Income (Loss)	4

Consolidated Statement of Changes in Stockholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
The Board of Directors of Mistras Group, Inc.
Onstream Holdings Inc. and subsidiaries

We have audited the accompanying consolidated financial statements of Onstream Holdings Inc. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statement of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Onstream Holdings Inc. and subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG, LLP

KPMG, LLP
Chartered Professional Accountants

February 28, 2019
Calgary, Canada

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Consolidated Balance Sheet
As of December 31, 2017
(in thousands, except share and per share data)

ASSETS

Current assets
Cash and cash equivalents	$—
Accounts receivable	7,025
Prepaid expenses	264

Total current assets	7,289

Property and equipment, net	4,465
Intangible assets, net	23,527
Goodwill	40,471

Total assets	$75,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,710
Income taxes payable	1,652
Dividend payable	526
Current portion of revolving term loan	2,250

Total current liabilities	6,138

Deferred tax liability	1,492
Related party debt	14,170
Long-term portion of revolving term loan	41,954
Other long-term liabilities	377

Total liabilities	64,131

Stockholders' equity
Common stock par value $0, unlimited authorized, 13,461 Series A shares, 5,769 Series B
shares 770 Series C shares issued and outstanding	—
Class D preferred stock, par value $1, unlimited authorized 6,000 shares issued and outstanding	6,000
Additional paid in capital	92
Retained earnings	5,706
Accumulated other comprehensive loss	(177)

Total stockholders' equity	11,621

Total liabilities and stockholders' equity	$75,752

The accompanying notes are an integral part of this consolidated financial statement.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Consolidated Statement of Operations and Comprehensive Income (Loss)
For the year ended December 31, 2017
(in thousands)

Revenue	$34,853
Cost of revenue	10,634

Gross profit	24,219

Selling, general and administrative	7,338
Depreciation and amortization	5,622
Development costs	207

Income from operations	11,052

Interest expense	3,041
Other expense	122

Income before income taxes	7,889

Provision for income taxes	1,977

Net income	5,912

Other comprehensive income (loss):
Foreign currency translation adjustment	(178)

Comprehensive income	$5,734

The accompanying notes are an integral part of this consolidated financial statement.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Consolidated Statement of Changes in Stockholders’ Equity
For the year ended December 31, 2017
(in thousands)

											Accumulated
	Series A Common Stock		Series B Common Stock		Series C Common Stock		Series D Preferred Stock		Additional		Other	Total
	Number of		Number of		Number of		Number of		Paid-in	Retained	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Balance at December 31, 2016	13,461	$13,461	5,769	$5,769	770	$770	6,000	$6,000	$16	$880	$1	$26,897

Return of capital	—	(13,461)	—	(5,769)	—	(770)	—	—	—	—	—	(20,000)
Stock based compensation	—	—	—	—	—	—	—	—	76	—	—	76
Net income	—	—	—	—	—	—	—	—	—	5,912	—	5,912
Dividends declared	—	—	—	—	—	—	—	—	—	(1,086)	—	(1,086)
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	(178)	(178)

Balance at December 31, 2017	13,461	$—	5,769	$—	770	$—	6,000	$6,000	$92	$5,706	$(177)	$11,621

The accompanying notes are an integral part of this consolidated financial statement.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
December 31, 2017
(in thousands, except share and per share data)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,912
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,622
Amortization of capitalized financing costs	77
Deferred income taxes	(52)
Reduction of interest accrued on related party debt	(1,701)
Stock based compensation expense	76
Changes in operating assets and liabilities
Accounts receivable	(2,222)
Prepaid expenses	(183)
Accounts payable and accrued liabilities	171
Due to related parties	(9)
Income taxes payable	1,321
Net cash provided by operating activities	9,012

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,858)
Net cash used in investing activities	(2,858)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on revolving term loan	19,464
Repayments of borrowings on revolving term loan	(5,375)
Return of capital	(20,000)
Payment of dividends	(560)
Net cash used in financing activities	(6,471)

Effect of exchange rate changes on cash and cash equivalents	(71)

Net change in cash and cash equivalents	(388)

Cash and cash equivalents
Beginning of year	388
End of year	$—

Supplemental disclosure of cash paid
Interest	$4,732
Income taxes	$737

Noncash investing and financing
Dividends declared but not paid	$526

The accompanying notes are an integral part of this consolidated financial statement.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION
Onstream Holdings Inc. (“Onstream” or the “Company”), was incorporated on September 23, 2015 and holds 100% of the outstanding shares of Onstream Pipeline Inspection Services Inc. (“Onstream Services”). Onstream is based in Calgary, Alberta and provides pipeline inspection services to the oil & gas industry in Canada and the United States. Onstream Services commenced commercial operations on November 25, 2015 upon the acquisition of Onstream Pipeline Inspection Inc.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and denominated in Canadian dollars, the Company’s functional currency. These consolidated financial statements include the accounts of the Company, Onstream Services and its wholly owned subsidiary, Onstream Pipeline Inspection USA Inc. (“Onstream USA”).
All significant intercompany balances and transactions have been eliminated on consolidation.
The determination of which subsidiaries to consolidate is based on the ability to control an entity. Control of an entity is determined by the ability to control the ongoing strategic, operating, investing and financing policies without the cooperation of others in a manner that would earn the right and ability to obtain the future economic benefits.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of financial statements. The Company bases its estimates and assumptions on historical experience, known or expected trends and various other assumptions that it believes to be reasonable. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates, which may cause the Company’s future results to be significantly affected. The accounts and transactions that require the use of estimates includes: deferred taxes, long lived assets, goodwill, stock based compensation expense, depreciation expense, and amortization expense.
Cash
The Company’s cash and cash equivalents is comprised of cash on hand and demand term deposits with an original maturity date of three months or less.
Fair Value of Financial Instruments
Financial instruments of the Company consist of cash and cash equivalents, accounts receivable, related party debt, accounts payable and accrued liabilities, dividend payable, income taxes payable, and revolving term loan.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

Financial instruments are recorded at cost or amortized cost, unless management has elected to carry the financial instruments at fair value.  The Company has not elected to carry financial instruments at fair value.
Transaction costs incurred on the acquisition of financial instruments measured subsequently at fair value are expensed as incurred.  All other financial instruments are adjusted by transaction costs incurred on acquisition and are amortized using the straight-line method.
The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurement,” for financial assets and liabilities recorded at fair value. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. ASC 820 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels.

Level 1 -	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 -
Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets and liabilities in active markets and quoted prices identical or similar assets and liabilities in markets that are not active.

Level 3 -	Unobservable inputs that reflect the Company’s own assumptions.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no cumulative effect adjustment to net assets or liabilities as a result of adoption.
The Company also follows the provisions of ASC 820 with respect to its non-financial assets and liabilities that are required to be measured at fair value on a non-recurring basis. The Company uses Level 3 inputs and the income method to determine the fair value of these non-financial assets and liabilities. The Company had no adjustment to the carrying amounts of these non-financial assets and liabilities for the year ended December 31, 2017.
Allowance for Doubtful Accounts
The Company’s policy to determine whether the establishment of an allowance for doubtful accounts is required is based primarily on anticipated collection losses from historical collection experience, the aging of receivable accounts, accounts in dispute and other circumstances which may result in the inability to collect the receivable balances, such as evidence of the insolvency of a client. When evaluating the adequacy of the allowance for doubtful accounts, the Company also considers the overall economic environment and other factors specific to its clients both from an industry and geographical perspective. Estimates of uncollectible accounts are recorded as bad debt expense and are reflected as additions to the accounts receivable allowance. No allowance was needed as of December 31, 2017.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

Property and Equipment
Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and routine repairs are expensed as incurred. Estimated useful lives of property and equipment are as follows:

Inspection equipment	5 years
Automotive equipment	5 years
Computer and office equipment	3 to 5 years
Goodwill
Goodwill represents the excess of cost over fair value of net assets acquired. The value assigned to goodwill is not amortized, rather it is tested for impairment annually or more frequently if events or circumstances indicate the related assets may be impaired, in accordance with the provisions of ASC Topic 350, “Intangibles – Goodwill and Other.” The Company uses both qualitative and quantitative factors when testing for impairment of goodwill. The Company assesses the qualitative factors to determine if it is more likely than not (defined as a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If after the assessment of qualitative factors it is not more likely than not that the value of the reporting unit is less than its carrying amount, no further testing is required. However, if it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company assesses whether the carrying amount of the reporting unit is greater than zero and its fair value exceeds the carrying amount. If so, goodwill is not considered impaired. If the fair value of a reporting unit is less than its carrying value, this is an indicator that the goodwill assigned to that reporting unit may be impaired. As a result of the Company adopting ASU 2017-04 on January 1, 2017, impairment will be recorded in the amount that the fair value is less than the carrying value, as the ASU eliminated step two of the goodwill impairment process. The Company considers the income and market approaches to estimating the fair value of our reporting units, which requires significant judgment in the evaluation of economic and industry trends, estimated future cash flows, discount rates, and other factors.
There was no impairment of goodwill during the year ended December 31, 2017.
Intangible and Long-lived Assets
Indefinite life intangible assets, such as trademarks, are measured at cost adjusted for cumulative impairment losses. These assets are not amortized, but rather tested for impairment periodically, and in any event at least annually, if events occur that indicate that an impairment charge may be necessary.
The finite-lived intangible assets and long-lived assets are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an indication of an impairment is present the estimated undiscounted future cash flows of the asset group are compared to its carrying value. If the estimated undiscounted future cash flows are lower than the carrying amount of the related assets, a loss is recognized for the difference between the carrying amount and the estimated fair value of the assets.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

There was no impairment of intangible or long-lived assets for the year ended December 31, 2017.
Estimated useful lives of intangible assets are as follows:

Useful Lives

Customer relationships	7 years
Intellectual property	7 years
Revenue Recognition
Revenues are recognized when services are rendered, the customer takes ownership and assumes the risk of loss, collection of the related receivable is reasonably assured, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.
Cost of Revenue
Direct operating expenses include all materials, labor, equipment charges, tools & supplies, shipping and repairs directly related to the project.
Income Taxes
The Company accounts for income taxes pursuant to the asset and liability method of ASC Topic 740, Income Taxes, which requires it to recognize current tax liabilities or receivables for the amount of taxes it estimates are payable or refundable for the current year, and deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and their respective tax bases of assets and liabilities and the expected benefits of net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted. A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible.
The Company follows the provisions of ASC Subtopic 740-10 related to the accounting for uncertainty in income taxes recognized in an enterprise's consolidated financial statements. ASC Subtopic 740-10 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.
The Company has adopted ASU 2015 17 Balance Sheet Classification of Deferred Taxes and have presented deferred tax assets and liabilities as non current.
The benefit of tax positions taken or expected to be taken in the Company's income tax returns are recognized in the financial statements if such positions are more likely than not of being sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

“unrecognized benefits”. A liability is recognized (or amount of net operating loss carryover or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC Subtopic 740-10. Interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as part of the income tax expense. No interest or penalties were recorded during the year ended December 31, 2017. As of December 31, 2017, the Company has recorded a $377 liability for unrecognized tax benefits. The Company does not expect any significant changes in its unrecognized tax benefits in the next year. If recognized, the amount of the unrecognized tax benefits that would impact the effective tax rate is $247.
Stock-Based Compensation
The Company records compensation expense for stock-based payment awards issued to employees based on the fair value of the equity instrument at the time of grant for awards that are classified as equity. The Company’s stock-based awards consist of restricted stock and incentive stock options granted to certain of the Company’s employees. These options vest evenly over five years on each anniversary date of the grant. The fair market value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model, which uses assumptions and estimates that the Company believes are reasonable. Some of the assumptions and estimates include items such as share price volatility and expected option holding period. Compensation expense is recognized in selling, general and administrative expenses over the requisite vesting period with the corresponding credit to additional paid-in capital.
Comprehensive Income
Comprehensive income consists of net income and other comprehensive loss. Other comprehensive loss includes foreign currency translation. Foreign currency assets and liabilities of subsidiaries operating outside Canada that have a functional currency other than the Canadian dollar are translated into Canadian dollars using the exchange rates at the balance sheet dates. Revenues and expenses are translated at average exchange rates effective during the years. Foreign currency translation gains and losses are included in the consolidated statements of operations and comprehensive loss as comprehensive gain or loss. Foreign currency transaction gains and losses are included in other expenses in the consolidated statement of operations and comprehensive loss. During the year ended December 31, 2017, a loss of $45 was recognized in the statement of operations and comprehensive income.
Recent Accounting Pronouncements
In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle an entity should apply a five step process as outlined in the ASU. The standard is effective for public entities for annual and interim periods beginning after December 15, 2017. We expect that the adoption of ASC 606 will not have a significant impact on the Company’s revenue recognition policies.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which is effective for public entities for the fiscal years and interim periods beginning after December 15, 2018. ASU 2016-02 requires an entity to recognize a right-of-use asset and a lease liability for long-term leases. The liability will be equal to the present value of lease payments. We are in the process of evaluating the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures.
In August 2016, the FASB issued ASU No. 2016-15 “Statements of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”) which is effective for the fiscal years and interim periods beginning after December 15, 2018. ASU 2016-15 is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. We are in the process of evaluating the effect that ASU 2016-15 will have on our consolidated financial statements and related disclosures.

3.	PROPERTY AND EQUIPMENT
Property and equipment consist of the following as of December 31, 2017:

Inspection equipment	$4,580
Automotive equipment	2,183
Computer and office equipment	592
7,355

Less: accumulated depreciation	(2,890)

Property and equipment, net	$4,465
Depreciation expense for the year ended December 31, 2017 was $1,651.

4.	INTANGIBLE ASSETS
Intangible assets consist of the following as of December 31, 2017:

Customer relationships	$20,000
Intellectual property	7,800
Trade name	4,000
31,800

Less: accumulated amortization	(8,273)

Intangible assets, net	$23,527
Total intangible amortization expense for the years ended December 31, 2017 was $3,971.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

The estimated amortization expense for the next five fiscal years and thereafter is as follows:

2018	$3,971
2019	3,971
2020	3,971
2021	3,971
2022	3,643

Total	$19,527

5.	RELATED PARTY DEBT:
In November 2015, the Company obtained financing from a shareholder of the Company at that time through a $14,000 unsecured, subordinated debt that bears interest at 12.0%. Interest is accrued annually on the anniversary date with interest on overdue interest. There are no required principal repayments until maturity. The debenture matures in May 2020. During the year ended December 31, 2017, the Company has recognized interest expense of $1,810 and accrued interest totaling $3,511 was paid during the year. At December 31, 2017, accrued interest totaled $170.

6.	REVOLVING TERM LOAN:
The Company has available a $5,000 revolving operating line of credit which is increased on a dollar for dollar basis based on permitted distributions, as defined in the lending agreement, up to a maximum of $7,500. At December 31, 2017, the available amount under of the revolving operating line of credit was $5,924. No amounts were drawn on the revolving operating line of credit during 2017.
The Company also had available a $35,000 four year reducing, revolving term loan. On December 22, 2017, the Company completed an amendment to an existing credit agreement (the “Amendment”). The Amendment increased the amount available on the four year reducing, revolving term loan to $45,000. The Amendment also reduced the interest rates, standby fees, and covenants as discussed below. The term of the credit agreement did not change.
The loans bear interest at the lenders prime rate, US base rate advances, LIBOR or bankers acceptances rates plus a margin that ranges from 0.6% to 3.1%. The margin is adjusted based on the total funded debt to adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) computed under generally accepted accounting standards for private enterprises in Canada (“ASPE”). The Company historically prepared financial statements under ASPE and there are no significant differences in the calculation of adjusted EBITDA between ASPE and US GAAP. A standby fee ranging from 0.3% to 0.6% is charged on amounts undrawn.
At December 31, 2017, the revolving term loan comprised the following:

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

Principal on term loan	$44,438
Less: unamortized debt issuance costs	(234)
44,204

Less: current portion	(2,250)

Long-term portion of revolving term loan	$41,954
The costs associated with obtaining the facility have been presented net of the term loan and are being amortized into finance costs using the effective interest method over the term of the loan.
The revolving term loan matures on November 25, 2019 with any amounts drawn due and payable on the maturity date. The term loan requires principal payments as noted below with the balance due on November 25, 2019:

2018	$2,250
2019	42,188

$44,438
In addition to the scheduled annual principal repayments, the Company is required to make annual principal payments of excess annual cash flow. Excess cash flow is defined in the lending agreement and in substance is calculated under ASPE as adjusted EBITDA less permitted amounts such as cash taxes, certain capital expenditures, interest expense and scheduled debt repayments. If the ratio of total funded debt to adjusted EBITDA at year end exceeds 2.25:1 the excess cash flow sweep is reduced by 50%. The calculation of the excess cash flow for 2017 was $3,085. During 2017, the Company voluntarily repaid $3,500 in addition to mandatory repayments of $1,875 of the revolving term loan which the lenders have agreed will satisfy the amount required to be paid under the lending agreement.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

The Company is required to comply with several financial and non-financial covenants under the term of the lending agreement. The total funded debt to adjusted EBITDA under ASPE is measured quarterly and the following are the covenants:

December 30, 2017	2.95:1
December 31,2017 to June 29, 2018	4.25:1
June 30, 2018 to December 30, 2018	4.00:1
December 31, 2018 to June 29, 2019	3.75:1
June 30, 2019 and thereafter	3.25:1
In addition, the quarterly fixed charge ratio under ASPE must not be less than 1.15:1.
The Company was in compliance with the above financial covenants at December 31, 2017.
The loans are secured by all of the assets of the Company and parental guarantees.

7.	RELATED PARTY TRANSACTIONS
In addition to the related party debt, the financial statements include $274 of rent paid in 2017 to a company in which key individuals of the Company are shareholders.

8.	DEFINED CONTRIBUTION PLANS
The Company has a 401(k) plan for eligible employees in the United States. Employees may contribute up to 90 percent of their compensation subject to certain limits based on U.S. federal tax laws. The Company makes matching contributions equal to 100 percent of the first 4 percent of an employee’s compensation contributed to the plan. Matching contributions vest to the employee over a three-year period. The Company may also decide to make nonelective contributions. The nonelective contributions vest to the employee equally over a six-year period.
The Company also has a registered retirement savings plan (“RRSP”) for eligible employees in Canada. These employees may contribute up to 3 (or 5, if employee has over 3 years of service) percent of their compensation subject to certain limits based on Canadian tax laws. The Company makes matching contributions equal to 100 percent of the first 3 (or 5, if employee has over 3 years of service) percent of an employee’s compensation contributed to the plan. These contributions vest immediately to employees.
Employer contributions to plans totaled $228 during the year ended December 31, 2017.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

9.	STOCKHOLDER’S EQUITY
The Company’s authorized capital stock consists of an unlimited number of Class A, B, and C common shares, an unlimited number of class D preferred shares, and up to 5 million Class P 2015 and up to 10 million Class P 2016 preferred shares.
Class A and B common shares are entitled to vote and dividends are at the discretion of the Company. Class C common shares are not entitled to vote and can be converted to class A common shares at the option of the Company. Class C shares are entitled to dividends at the discretion of the Company. Class D preferred shares are not entitled to vote and have cumulative preferential dividends, if and when declared by the Company, at a rate of 8.76%. Dividends can be paid in cash or additional class D preferred shares at the option of the Company. In addition, class D preferred shares are redeemable at the Company’s option. During 2017, the Company declared dividends totaling $1,086, of which $560 were paid during the year, and $526 are payable after March 31, 2018. Subsequent to year end the $526 of declared dividends were paid in July 2018. On December 22, 2017, the Company made a cash payment for the return of capital for all of the class A common, class B common and class C common shareholders totaling $20,000.

10.	EMPLOYEE STOCK OPTION PLAN
The Company created an Employee Stock Option Plan (“ESOP”) as incentive to recruit and retain key management positions. The ESOP entitles the option holder the right to acquire Class C common shares. Grants under the plan are issued based on the fair market value of the shares as of the date of the grant as determined by the Board of Directors. The options granted vest evenly over a five-year period on each anniversary date of the grant with an expiry date of ten years from the date of the grant.
The compensation expense that has been recognized in profit for the year is $76. The corresponding amount has been recognized in additional paid in capital. Expected volatility is estimated by considering historic average share price volatility.
The fair value of the employee options and the computation of stock compensation expense are measured using the Black-Scholes option pricing model.
The Company has reserved 1,000,000 class C common shares as at December 31, 2017 for issuance under the ESOP for employees. The maximum number of options permitted to be outstanding at any point in time is limited to 5% of the common shares then outstanding.
On December 22, 2017, the Board of Director’s approved an exercise price reduction on all 500,000 options that were outstanding from $1.00 down to $0.00 per share. The impact to stock based compensation expense was not material.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

The following table provides a summary of the status of the Company’s stock option plan and changes during the years ending December 31:

	Number of Options	Average Exercise Price	Remaining Life (in Years)

Outstanding, beginning of year	550,000	$1.00

Granted	100,000	1.75
Exercised	—	—
Forfeited	(50,000)	1.00

Outstanding, end of year[1]	600,000	$0.29	8.85

Exercisable, end of year[1]	100,000	$—	8.62
1-The exercise price for 500,000 options, including 100,000 which vested, was reduced on December 22,2017 from $1.00 to $.00 per share.
The inputs used in the measurement of the fair values at grant date of the options were as follows: expected volatility 71.6%, expected life 10 years, risk free interest rate 2.0%, dividend yield 0%.
Additional information regarding stock options outstanding as of December 31, 2017 is as follows:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price Per Share

$0.00	500,000	8.62	$0.00
$1.75	100,000	9.98	$1.75

Total	600,000	8.85	$0.29
Unrecognized compensation costs related to all non-vested stock-based compensation awards granted were $931 as of year ended December 31, 2017. This cost is expected to be recognized over a weighted- average remaining period of 4.2 years for stock options. As of December 31, 2017, the total fair value of shares vested was $175.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

11.	COMMITMENTS AND CONTINGENCIES
The Company has various operating leases for its offices in Canada and the United States which expire at various times through to October 2028. Future minimum rent commitments as of December 31, 2017 are as follows:

2018	$718
2019	1,471
2020	1,389
2021	1,490
2022	1,249
2023	5,938

Total value of future minimum lease payments	$12,255
Rent expense was approximately $624 for the year ended December 31, 2017.

12.	INCOME TAXES
The Company is subject to tax in Canada and in the United States including provincial and state taxes. The Company files Canadian tax returns for the two Canadian companies which include provincial taxes for Alberta, and a US income tax return for the US subsidiary including various states in which they do business.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, most of which were effective for tax years beginning after December 31, 2017. Changes effective as of January 1, 2018 include, but are not limited to, (1) reduction of the U.S. federal corporate tax rate from 35% to 21%; (2) elimination of the corporate alternative minimum tax (“AMT”); (3) a new limitation on deductible interest expense to 30% of adjusted taxable income; (4) the repeal of the domestic production activity deduction; and (5) limitations on business net operating losses but with an unlimited carryforward period for losses generated after December 31, 2017.
ASC Topic 740 requires companies to recognize the effects of tax law changes in the period of enactment, which for the Company was the fourth quarter of 2017, even though the effective date of most provisions of TCJA is January 1, 2018. Staff Accounting Bulletin 118 (“SAB 118”) allows a company to recognize provisional amounts when it does not have the necessary information available, prepared or analyzed, including computations, in reasonable detail to complete its accounting for the change in tax law. The measurement period ends when a company has obtained, prepared and analyzed the information necessary to finalize its accounting, but cannot extend beyond one year. During the measurement period, adjustments for the effects of the law will be recorded to the extent a reasonable estimate for all or a portion of the effects of the law can be made. Companies will adjust their provisional amounts when they obtain, prepare or analyze additional information about facts and circumstances that existed at the enactment date that, if known, would have affected the amounts that were initially reported as provisional amounts. The Company recorded a non-cash tax benefit of ($81) to revalue its U.S. federal deferred tax balances due to the reduction in the U.S. federal corporate income tax rate to 21% from 35%. Other than

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

the reduction of the federal corporate rate, the Company will not have any material impact of the Tax Act on periods after December 31,2017.
Income tax (benefit) expense for the fiscal year ended December 31, 2017 consisted of the following:

Current
Canadian	$2,056
Foreign (U.S.)	102

Total current (benefit) provision	2,158

Deferred
Canadian	(335)
Foreign (U.S.)	154

Total deferred provision (benefit)	(181)

Total (benefit) provision for income taxes	$1,977
The reconciliation between the actual benefit for income taxes and the provision for income taxes at the Canadian statutory rate of 27% for the period ended December 31, 2017 is as follows:

Income tax expense at Canadian statutory rate	27.00%
Effect of US tax reform	-1.03%
Tax Credits	-3.81%
Uncertain tax benefits	2.35%
Other	0.56%
Total tax expense	25.07%

At December 31, 2017, the net deferred tax liability was $1,492.
As of December 31, 2017, the net deferred tax liability is predominately comprised of deferred tax liabilities related to intangibles and fixed assets.
During the fiscal year ended December 31, 2017, the Company determined if there was a need for a valuation allowance on its deferred tax assets, including an evaluation of consumption of net operating loss (“NOL”) carryforwards, and concluded that it was more likely than not that the net deferred tax asset would be utilized. There is a section 382 limited NOL of $79 that is recorded on the U.S. company for which the limitation is minimal and it is not expected to be utilized. The Company recorded a valuation allowance of $79 gross, and $17 tax effected against that limited NOL.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2017
(in thousands, except share and per share data)

As of December 31, 2017, tax years 2014 through 2017 generally remain open and subject to examination by the Internal Revenue Service and state taxing authorities. Tax years 2010 through 2017 remain open and subject to examination by the Canadian Revenue Agency.

13.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events through February 28, 2019, the date on which these consolidated financial statements were available to be issued.
In April 2018, 200,000 options under the Company’s ESOP program were canceled as a result of an employee termination.
In July 2018, one of the Company’s U.S. customers issued a demand letter requesting payment for costs incurred as a result of a failed inspection. The settlement offer of $666 is comprised of a 50% cash payment and 50% for future services to be provided. The matter has not been resolved as of the date of these financial statements.
On December 13, 2018, the shareholders of Onstream Holdings Inc. entered into a Share Purchase Agreement, whereby 100% of each class of shares outstanding were acquired by 2159562 Alberta Ltd. and Mistras Group, Inc. for cash proceeds of $189,888. Transaction expenses totaling $5,569 were incurred by the Company to complete the transaction. Immediately after closing, revolving term loan totaling $41,836 and related party debt totaling $15,778 were paid in full. All of the employee stock options outstanding vested immediately prior to the transaction and were exercised and paid out in cash totaling $2,261.